UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 27, 2006

COMPUTER SOFTWARE

INNOVATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-51758	98-0216911
(Commission File Number)	(IRS Employer Identification No.)

900 East Main Street, Suite T, Easley, South Carolina	29640
(Address of principal executive offices)	(Zip Code)

(864) 855-3900

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On September 27, 2006, we entered into a waiver agreement (the “Waiver”) with RBC Centura Bank (the “Bank”) with respect to a potential default under our credit facility with the Bank. The Waiver is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

The necessity for the Waiver arose in connection with our entry into a letter of intent (the “Letter of Intent”) with McAleer Computer Associates, Inc. (“MCAI”). Pursuant to the terms of the Letter of Intent, we have submitted an offer to purchase substantially all of the assets of the software systems and service business owned and operated by MCAI. Our entry into the Letter of Intent was previously disclosed in our Form 8-K filed on September 20, 2006. We believed that some of the terms of the Letter of Intent could potentially violate certain provisions of our credit documents with the Bank. Specifically, we have requested and were granted a waiver of certain provisions contained in the credit documents in order to allow us to use up to $100,000 of loan proceeds from the Bank to make an earnest money deposit to MCAI, and generally to pursue an asset acquisition with MCAI under the terms set forth in the Letter of Intent.

Item 9.01.	Financial Statements and Exhibits.

(c)

Exhibit Number	Description

99.1	Waiver Agreement by and between Computer Software Innovations, Inc. and RBC Centura Bank dated September 27, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COMPUTER SOFTWARE INNOVATIONS, INC.

By:	/s/ Nancy K. Hedrick
Name:	Nancy K. Hedrick
Title:	President and Chief Executive Officer

Dated: October 3, 2006